Exhibit 10.7

FORM OF

PERFORMANCE RESTRICTED STOCK AND

RESTRICTED STOCK UNIT AWARD AGREEMENT

MATADOR RESOURCES COMPANY

2012 LONG-TERM INCENTIVE PLAN

1. Grant of Award. Pursuant to the Matador Resources Company 2012 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of Matador Resources Company, a Texas corporation (the “Company”), the Company grants to

(the “Participant”)

an Award of Restricted Stock in accordance with Section 6.5 of the Plan and Restricted Stock Units in accordance with Section 6.7 of the Plan. The maximum number of shares of Restricted Stock awarded under this Performance Restricted Stock and Restricted Stock Unit Award Agreement (the “Agreement”) is             (            ) shares (the “Awarded Performance Shares”); an equal number of Restricted Stock Units are awarded under this Agreement (the “Awarded Units”). Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time. The “Date of Grant” of this Award is April 16, 2012.

2. Subject to Plan; Definitions. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of the Agreement, this Agreement shall control. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing. Unless defined herein, the capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. For purposes of this Agreement, unless the context requires otherwise, the following terms shall have the meanings indicated:

a. “AER” means the annual equivalent return of a company’s TSR. The AER calculations shall be derived utilizing a calculation consistent with the annual equivalent return calculation employed by Bloomberg L.P.’s comparative total return (COMP) function as of the Date of Grant.

b. “Closing Price(s)” shall on any date mean (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions table for the principal U.S. national or regional securities exchange on which the common stock is listed for trading; (ii) if the common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, then the Closing Price of the common stock will be the average of the bid and ask prices (or, if more than one in either case, the average of the average bid and the average ask prices) for the common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or similar organization; and (iii) if the common stock is not so quoted, the Closing Price of the common stock will be such other amount as the Company may ascertain reasonably to represent such Closing Price. The Closing Price shall be determined without reference to extended or after-hours trading.

Performance-Based Award

c. “Final Stock Price” shall mean the average of the Closing Prices for the twenty (20) Trading Days during the period ending on and including the last Trading Day of the Measurement Period.

d. “Good Reason” shall mean (i) the assignment to the Participant of duties materially inconsistent with his or her position, or a material diminution in the Participant’s then current authority, duties or responsibilities; or (ii) a diminution of the Participant’s then current base salary or other action or inaction that constitutes a material breach of his or her employment agreement, if any. Within thirty (30) days from the date the Participant knows of the actions constituting Good Reason as defined herein, the Participant shall give the Company written notice thereof, and provide the Company with a reasonable period of time, in no event exceeding thirty (30) days, after receipt of such notice to remedy the alleged actions constituting Good Reason; provided, however, that the Company shall not be entitled to notice of, and the opportunity to remedy, the recurrence of any alleged actions (or substantially similar actions) constituting Good Reason in the event that the Participant has previously provided notice of such prior alleged actions (or substantially similar actions) to the Company and provided the Company an opportunity to cure such prior actions (or substantially similar actions). In the event the Company does not cure the alleged actions, if the Participant does not terminate his or her employment within sixty (60) days following the last day of the Company’s cure period, the Participant shall not be entitled to terminate his or her employment for Good Reason based upon the occurrence of such actions; provided, however, that any recurrence of such actions (or substantially similar actions) may constitute Good Reason. Any corrective measures undertaken by the Company are solely within its discretion and do not concede or indicate agreement that the actions described in the Participant’s written notice constitute Good Reason as defined herein.

e. “Initial Stock Price” shall mean the average of the Closing Prices for the twenty (20) Trading Days preceding the first Trading Day of the Measurement Period.

f. “Just Cause” shall mean (i) the Participant’s continued and material failure to perform the duties of his or her employment consistent with the Participant’s position, except as a result of Partial Disability or Total and Permanent Disability; (ii) the Participant’s failure to perform his or her material obligations under his or her employment agreement, if any, except as a result of Partial Disability or Total and Permanent Disability, or a material breach by the Participant of the Company’s written policies concerning discrimination, harassment or securities trading; (iii) the Participant’s refusal or failure to follow lawful directives of the Board or his or her supervisor, except as a result of Partial Disability or Total and Permanent Disability; (iv) the Participant’s commission of an act of fraud, theft, or embezzlement; (v) the Participant’s indictment for or conviction of a felony or other crime involving moral turpitude; or (vi) the Participant’s intentional breach of fiduciary duty; provided, however, that the Participant shall have thirty (30) days after written notice from the Board (or the Committee) to remedy any actions alleged under subsections (i), (ii) or (iii) in the manner reasonably specified by the Board (or the Committee).

g. “Measurement Period” shall mean the period commencing on and including April 16, 2012, and ending on and including April 15, 2015.

h. “Partial Disability” shall mean the Participant’s inability because of any physical or emotional illness lasting no more than ninety (90) days to perform the employment duties assigned to him or her for more than 20 hours per week (and including any period of short term total absence due to illness or injury, including recovery from surgery, but in no event lasting more than the ninety (90) day period).

Performance-Based Award

i. “Peer Group” shall be comprised of the following companies:

Approach Resources, Inc.	Gulfport Energy Company
Carrizo Oil & Gas, Inc.	Laredo Petroleum
Clayton Williams Energy Inc.	Penn Virginia Corporation
Comstock Resources Inc.	Petroleum Development Corporation
Crimson Exploration Inc.	Resolute Energy Corporation
Forest Oil Corporation.	Rex Energy Corporation
Goodrich Petroleum Corporation	Rosetta Resources, Inc.

j. “Trading Day(s)” means a day on which (i) trading in the common stock generally occurs on the principal U.S. national or regional securities exchange on which the common stock is then listed or, if the common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the common stock is then traded, and (ii) a Closing Price for the common stock is available on such securities exchange or market.

k. “TSR” shall mean a company’s total shareholder return, which will be calculated by subtracting 1.0000 from the quotient obtained by dividing (i) the product of (A) the Final Stock Price for such company and (B) the number of Ending Shares (as determined below) by (ii) the Initial Stock Price. The “Ending Shares” shall be determined by calculating the total number of shares which would have been held at the end of the Measurement Period assuming: (a) the number of shares held at the beginning of the Measurement Period is 1.0000 and (b) each dividend and other distribution declared during the Measurement Period with respect to such shares (and any other shares previously received upon reinvestment of dividends or other distributions), without deduction for any taxes with respect to such dividends or other distributions or any charges in connection with such reinvestment, is reinvested into additional shares on the ex-dividend date at a price per share equal to the Closing Price on the trading day immediately preceding the ex-dividend date for such dividend or other distribution. The TSR of a component company in the Peer Group and of the Company shall be adjusted to take into account stock splits, reverse stock splits, and special dividends that occur during the Measurement Period. The determination of the TSR shall be subject to the following additional adjustments:

(I) If during the Measurement Period two component companies of the Peer Group merge or otherwise combine into a single entity, the surviving entity shall remain a component company of the Peer Group and the non-surviving entity shall be removed from the Peer Group.

(II) If during the Measurement Period a component company of the Peer Group merges into or otherwise combines with an entity that is not a component company of the Peer Group, such component company shall be removed from the Peer Group.

(III) If during the Measurement Period a component company of the Peer Group ceases to be a public company by becoming a private company through the “going dark” process, the Final Stock Price for such component company shall be measured over the last twenty (20) Trading Days of the component company before it ceases to trade.

(IV) If during the Measurement Period a component company of the Peer Group files a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code or liquidation under Chapter 7 of the U.S. Bankruptcy Code, such component company shall remain as part of the Peer Group and be designated with a TSR of negative 100%.

Performance-Based Award

3. Vesting of Awarded Performance Shares and Awarded Units.

a. Subject to the terms and conditions set forth below, the restrictions on the Awarded Performance Shares covered by this Award shall lapse and such shares shall vest as shown in the following table:

Company’s Percentile Rank within the Peer Group	Percentage of Vested Awarded Performance Shares
91% and Above	200%
81% - 90%	175%
71% - 80%	150%
61% - 70%	125%
51% - 60%	100%
41% - 50%	50%
40% and Below	0%

The Company shall calculate the AER of the TSR for the Company and each component company of the Peer Group over the Measurement Period. The Company and each company within the Peer Group shall be ranked from highest to lowest based on the AER of the TSR for each company. The percentile rank of the AER of the TSR of the Company will then be determined relative to the AER of the TSR ranking of each component company in the Peer Group (the “Company’s Percentile Rank”). In determining the number of companies in each percentile ranking, fractional numbers shall be rounded down to the nearest whole number. The Company’s Percentile Rank will then be utilized, as shown in the table above, to determine the percentage, if any, of the Awarded Performance Shares that will vest under the Award. Any fractional shares created by such vesting will be rounded down to the nearest whole share. If more than one hundred percent (100%) of the Awarded Performance Shares shall vest in accordance with the table above, then a number of Awarded Units equal to the number of Awarded Performance Shares that would have vested in excess of one hundred percent (100%) of the Awarded Performance Shares shall become vested (such Awarded Units which become vested are referred to herein as “Vested Units”; all other Awarded Units are referred to herein as “Unvested Units”). Notwithstanding anything to the contrary contained herein, in no event shall the number of actual shares of Common Stock delivered pursuant to this Agreement upon the conversion of Vested Units ever exceed an amount equal to the total number of Awarded Performance Shares set forth in Section 1 above.

b. The determination by the Company with respect to the achieving of the Company’s Percentile Rank for vesting of the Awarded Performance Shares and the Awarded Units shall occur within thirty (30) days after the last day of the Measurement Period and such date shall be the “Vesting Date.” Subject to the provisions of the Plan and this Agreement, within thirty (30) days following the Vesting Date, and in no event later than two and a half (2 1/2) months following the close of the calendar year in which the Awarded Units vest in accordance with Section 3.a. above, the Company shall convert the Vested Units into the number of whole shares of Common Stock equal to the number of Vested Units and shall deliver to the Participant or the Participant’s personal representative a number of shares of Common Stock equal to the number of Vested Units credited to the Participant. Vested Units may be converted only with respect to full shares, and no fractional share of Common Stock shall be issued. Notwithstanding anything herein to the contrary, if the Participant incurs a Termination of Service for any reason after the last day of the Measurement

Performance-Based Award

Period, but before the Vesting Date, the Participant shall not forfeit the Awarded Performance Shares and Awarded Units by reason of such Termination of Service to the extent such Awarded Performance Shares and Awarded Units would have otherwise vested in accordance with Section 3.a. above on the Vesting Date.

Notwithstanding the foregoing, if within twelve (12) months following a Change in Control (but prior to the Vesting Date), the Participant incurs a Termination of Service by the Company without Just Cause or by the Participant for Good Reason, then effective immediately prior to such Termination of Service, all Awarded Performance Shares (but not Awarded Units) not previously vested shall thereupon immediately become fully vested.

4. Forfeiture of Awarded Performance Shares and Awarded Units. Unvested Awarded Performance Shares and Unvested Units shall be forfeited on the earlier of (i) the Vesting Date, to the extent the performance conditions have not been satisfied and the Awarded Performance Shares and/or Awarded Units have not vested in accordance with Section 3, and (ii) subject to Section 3, upon the Participant’s Termination of Service. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Performance Shares and Awarded Units shall cease and terminate, without any further obligations on the part of the Company.

5. Restrictions on Awarded Performance Shares. Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Performance Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign or otherwise encumber any of the Awarded Performance Shares. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Awarded Performance Shares whenever it may determine that, by reason of changes in applicable laws or changes in circumstances after the date of this Agreement, such action is appropriate.

6. Legend. The following legend shall be placed on all certificates issued representing Awarded Performance Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Matador Resources Company 2012 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas and that certain Performance Restricted Stock and Restricted Stock Unit Award Agreement dated as of             , 20            , by and between the Company and the recordholder named on the face of this certificate. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan and Award Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan and Award Agreement.”

Performance-Based Award

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Performance Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

7. Delivery of Certificates; Registration of Shares. The Company shall deliver certificates for the Awarded Performance Shares to the Participant or shall register the Awarded Performance Shares in the Participant’s name, free of restriction under this Agreement, promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4. In connection with any issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

8. Nonassignability. The Awarded Units are not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

9. Rights of a Shareholder. Except as provided in Section 4 and Section 5 above, the Participant shall have, with respect to his Awarded Performance Shares, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. The Participant will have no rights as a shareholder with respect to any Awarded Units covered by this Agreement until the issuance of shares of Common Stock.

10. Voting. The Participant, as record holder of the Awarded Performance Shares, has the exclusive right to vote, or consent with respect to, such Awarded Performance Shares until such time as the Awarded Performance Shares are transferred in accordance with this Agreement; provided, however, that this Section 10 shall not create any voting right where the holders of such Awarded Performance Shares otherwise have no such right. The Participant will have no rights to vote with respect to any Awarded Units covered by this Agreement until the issuance of shares of Common Stock.

11. Adjustment to Number of Awarded Performance Shares and Awarded Units. The number of Awarded Performance Shares and Awarded Units shall be subject to adjustment in accordance with Articles 11-13 of the Plan.

12. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

Performance-Based Award

13. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue any shares of Common Stock to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Participant are subject to all applicable laws, rules, and regulations.

14. Investment Representation. Unless the shares of Common Stock are issued to the Participant in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be acquired hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

15. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

16. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

17. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee or as a Contractor or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time. Nothing herein shall be construed to modify the terms of any employment agreement or independent contractor agreement.

18. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

19. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

Performance-Based Award

20. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

21. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Awarded Performance Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

22. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

23. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

24. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

25. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

Matador Resources Company

5400 LBJ Fwy, Suite 1500

Dallas, TX 75240

Attn: General Counsel

Facsimile: (972) 371-5201

b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.

Performance-Based Award

26. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company or, if applicable, any Subsidiary (for purposes of this Section 26, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) the actual delivery by the Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) the Company’s withholding of a number of shares to be delivered upon the vesting of this Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii) or any other method consented to by the Company in writing. The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

27. Code Section 409A. This Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein shall either be exempt from the requirements of Code Section 409A, or shall comply with the requirements of Code Section 409A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from or in compliance with Code Section 409A. Notwithstanding anything in this Agreement, a Termination of Service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute “non-qualified deferred compensation” within the meaning of Code Section 409A unless such termination is also a “separation from service” within the meaning of Code Section 409A. Notwithstanding any provision in this Agreement to the contrary, if on his Termination of Service, the Participant is deemed to be a “specified employee” within the meaning of Code Section 409A, any payments or benefits due upon such Termination of Service that constitutes a “deferral of compensation” within the meaning of Code Section 409A and which do not otherwise qualify under the exemptions under Treas. Reg. § 1.409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treas. Reg. § 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided to the Participant on the earlier of the date which immediately follows six (6) months after the Participant’s separation from service or, if earlier, the date of the Participant’s death.

* * * * * * * * * *

[Remainder of Page Intentionally Left Blank.

Signature Page Follows]

Performance-Based Award

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY: MATADOR RESOURCES COMPANY

By:
Name:
Title:

PARTICIPANT:

Signature

Name:
Address:

Signature Page to Performance-Based

Restricted Stock and Restricted Stock Unit Award Agreement